                                                                 EXHIBIT 23.1




             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Netscape Communications Corporation ("Netscape") pertaining to Netscape's 1995 Director Plan, 1995 Employee Stock Purchase Plan and 1998 Stock Option Plan of our report dated January 23, 1998, except for Note 14 as to which the date is March 25, 1998, with respect to the consolidated financial statements and schedule of Netscape included in Netscape's Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP


                                                            ERNST & YOUNG LLP


Palo Alto, California
June 1, 1998